Exhibit 99

                                   [Rex Logo]

NEWS ANNOUNCEMENT                                FOR IMMEDIATE RELEASE

For further information contact:

Douglas Bruggeman                                Joseph N. Jaffoni/David Collins
Chief Financial Officer                          Jaffoni & Collins Incorporated
937/276-3931                                     212/835-8500 or rsc@jcir.com

                     REX STORES REPORTS FISCAL THIRD QUARTER
                       DILUTED EARNINGS PER SHARE OF $0.42

                   - REX PROVIDES UPDATE ON ETHANOL PROJECTS -

Dayton, Ohio (December 5, 2006) -- REX Stores Corporation (NYSE:RSC) today announced financial results and comparable store sales for the three- and nine-month periods ended October 31, 2006 (the Company's 2006 fiscal year).

Net sales in the fiscal 2006 third quarter were $85.2 million compared with $91.8 million in the fiscal 2005 third quarter. Comparable store sales for the three months ended October 31, 2006 declined 5.6%. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

For the quarter ended October 31, 2006, income from synthetic fuel limited partnership investments was $5.9 million compared with $8.4 million in the comparable year-ago period which included a $1.2 million gain related to the sale by the Company of its interest in a synthetic fuel limited partnership. Earlier in fiscal 2006 some of the synthetic fuel plants for which REX receives income had temporarily ceased production as higher oil prices increased the likelihood that Section 29/45K tax credits would be reduced or phased out. As of the end of the fiscal third quarter of 2006, all synthetic fuel plants for which REX receives income had returned to operation. Based upon recent oil price reductions, the Company has reduced its estimate of Section 29/45K phase out from 75% at the end of the second quarter to 40% at the end of the third quarter.

During the fiscal 2006 third quarter, REX completed the sale of seven retail store locations for a total of $6.8 million and recorded a $2.2 million pre-tax gain related to the real estate sale of which $0.5 million was related to continuing operations and $1.7 million ($1.1 million after-tax) was classified as discontinued operations. Net income in the three months ended October 31,
2006 was $4.8 million, or $0.42 per diluted share, compared to net income of
$6.9 million, or $0.58 per diluted share, in the three months ended October 31, 2005. Per share results are based on 11,517,000 and 11,865,000 diluted weighted average shares outstanding for the three-month periods ended October 31, 2006 and 2005, respectively.
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REX STORES REPORTS THIRD QUARTER RESULTS, 12/5/06                         page 2

Net income in the nine-month period ended October 31, 2006 was $7.8 million, or $0.67 per diluted share, compared with net income of $21.7 million, or $1.76 per diluted share, in the nine-month period ended October 31, 2005. Per share results are based on 11,608,000 and 12,353,000 diluted weighted average shares outstanding for the nine-month periods ended October 31, 2006 and October 31, 2005, respectively. Net sales in the 2006 nine-month period were $251.5 million compared to $259.6 million in the nine months ended October 31, 2005. Comparable store sales in the first nine months of fiscal 2006 declined 0.7% compared to the same year-ago period.

ETHANOL UPDATE
REX recently received notification that all conditions had been met for the Company to fund its $16.0 million equity interest in Patriot Renewable Fuels LLC ("Patriot"). REX provided its funding on December 4, 2006. With funding obtained Patriot has commenced construction of a 100 million gallon per year ethanol production facility in Illinois.

As previously announced, during the third fiscal quarter REX funded $11.5 million for Levelland/Hockley County Ethanol, LLC ("Levelland/Hockley"), a 40 million gallon per year ethanol production facility in Texas. The $11.5 million funding, along with REX's previously announced $5 million convertible secured promissory note commitment (expected to be funded by December 31, 2006), enables REX to secure a majority equity interest in the LLC that controls the facility. REX has an agreement, subject to certain conditions, to fund up to an additional $6.5 million in Levelland/Hockley to further increase its ownership. Effective in the fiscal 2006 third quarter REX has consolidated Levelland/Hockley with its financial statements.

REX also funded $5 million during the fiscal third quarter in Big River Resources, LLC ("Big River") and has entered into an agreement to fund an additional $15 million in exchange for a minority equity interest in the entity. Through a holding company structure, Big River presently operates a 52 million gallon dry-mill ethanol manufacturing facility in Iowa. Big River intends to expand the plant to produce 80 million gallons per year and, through interests in other entities, intends to develop additional ethanol production plants.

REX intends to fund $14 million in Millennium Ethanol, LLC ("Millennium") on or before April 1, 2007, for a convertible note that provides the Company rights to convert the note, with additional funds, into a minority ownership interest. Millennium has commenced construction of a 100 million gallon per year ethanol production facility in South Dakota.

In addition to the four ethanol commitments described above, REX has entered into a contingent agreement to fund $24.9 million for One Earth Energy LLC, that intends to construct a 100 million gallon per year ethanol production facility in Illinois.

The Company will host a conference call and webcast today at 11:00 a.m. EST, which are open to the general public. The conference call dial-in number is 212/346-6584; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company's website, www.rextv.com, or at www.earnings.com; please allow 15 minutes to register, download and install any necessary software.
                                     -more-

REX STORES REPORTS THIRD QUARTER RESULTS, 12/5/06                         page 3

Following its completion, a telephonic replay of the call can be accessed through 12:30 p.m. EST on December 12, 2006 by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21310853. Alternatively, a replay will be available on the Internet for 30 days at WWW.REXTV.COM or WWW.EARNINGS.COM.

REX Stores Corporation is a leading specialty retailer of consumer electronic products and appliances. As of October 31, 2006, the Company operated 207 retail stores in 36 states under the trade name "REX." Over the past eight years, REX has also been active in several synthetic fuel investments and the Company currently has plans to participate in five proposed ethanol producing plants.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company's filings with the Securities and Exchange Commission and among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, changes in real estate market conditions, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, the potential for Section 29/45K tax credits to phase out based on the price of crude oil adjusted for inflation, and the uncertain amount of synthetic fuel production and resulting income received from time to time from the Company's synthetic fuel investments. As it relates to ethanol investments, risks and uncertainties include among other things: the uncertainty of constructing plants on time and on budget and the price volatility of corn, dried distiller grains, ethanol, gasoline and natural gas.

                                 -tables follow-

REX STORES REPORTS THIRD QUARTER RESULTS, 12/5/06                         page 4

                     REX STORES CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                            Three Months Ended             Nine Months Ended
                                                                                October 31                    October 31
                                                                                ----------                    ----------
                                                                            2006           2005           2006          2005
                                                                            ----           ----           ----          ----
NET SALES AND REVENUE                                                    $ 85,215       $ 91,759     $ 251,495      $ 259,553
   Cost of sales                                                           62,702         66,380       182,722        186,132
                                                                           ------         ------       -------        -------
   Gross profit                                                            22,513         25,379        68,773         73,421
   Selling, general and administrative expenses                            23,284         24,102        68,485         69,578
                                                                           ------         ------        ------         ------
OPERATING (LOSS) INCOME                                                     (771)          1,277           288          3,843

INVESTMENT INCOME                                                             341             23           920            155
INTEREST EXPENSE                                                            (562)          (664)       (1,549)        (1,946)
GAIN ON SALE OF REAL ESTATE                                                   462            253         2,197            253
INCOME FROM SYNTHETIC FUEL INVESTMENTS                                      5,865          8,433         8,650         24,813
                                                                           ------         ------        ------         ------

Income from continuing operations before provision
   for income taxes and discontinued operations                             5,335          9,322        10,506         27,118
PROVISION FOR INCOME TAXES                                                  1,713          2,251         3,627          4,992
                                                                            -----          -----         -----          -----

Income from continuing operations                                           3,622          7,071         6,879         22,126
Income (loss) from discontinued operations, net of tax                        103          (189)         (168)           (548)
Gain on disposal of discontinued operations, net of tax                     1,090            --          1,090            125
                                                                           ------         ------        ------         ------
NET INCOME                                                                 $4,815         $6,882        $7,801        $21,703
                                                                           ======         ======        ======        =======

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC                                                        10,333         10,532        10,268         10,850
                                                                           ======         ======        ======         ======

Basic income per share from continuing operations                           $0.35          $0.67         $0.67          $2.04
Basic income (loss) per share from discontinued operations                   0.01         (0.02)        (0.02)         (0.05)
Basic income per share on disposal of discontinued operations                0.11            --           0.11           0.01
                                                                           ------         ------        ------         ------
BASIC NET INCOME PER SHARE                                                  $0.47          $0.65         $0.76          $2.00
                                                                            =====          =====         =====          =====

WEIGHTED AVERAGE SHARES
OUTSTANDING - DILUTED                                                      11,517         11,865        11,608         12,353
                                                                           ======         ======        ======         ======

Diluted income per share from continuing operations                         $0.31          $0.60         $0.59          $1.79
Diluted income (loss) per share from discontinued operations                 0.01         (0.02)        (0.01)         (0.04)
Diluted income per share on disposal of discontinued operations              0.10             --         0.09            0.01
                                                                           ------         ------        ------         ------
DILUTED NET INCOME PER SHARE                                                $0.42          $0.58         $0.67          $1.76
                                                                           ======         ======        ======         ======


                                     -more-

REX STORES REPORTS THIRD QUARTER RESULTS, 12/5/06                         page 5

                     REX STORES CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                         October 31           January 31          October 31
                                                                            2006                 2006                2005
                                                                            ----                 ----                ----
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                              $  15,923             $  21,363           $  1,254
   Accounts receivable, net                                                   3,757                 3,457              4,460
   Synthetic fuel receivable                                                  7,592                 1,680              2,930
   Merchandise inventory                                                    116,065                97,371            135,220
   Prepaid expenses and other                                                 1,655                 2,052              1,555
   Future income tax benefits                                                 9,588                 9,361             10,929
                                                                          ---------             ---------           --------
     Total current assets                                                   154,580               135,284            156,348

PROPERTY AND EQUIPMENT, NET                                                 121,846               125,245            127,626
ASSETS HELD FOR SALE                                                          1,497                 1,497              1,669
OTHER ASSETS                                                                  7,919                   760                823
FUTURE INCOME TAX BENEFITS                                                   28,397                30,031             27,978
INVESTMENTS                                                                   5,000                    --                 --
RESTRICTED INVESTMENTS                                                        2,384                 2,318              2,300
                                                                          ---------             ---------           --------
   Total assets                                                           $ 321,623             $ 295,135           $316,744
                                                                          =========             =========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current portion of long-term debt                                         $2,354                $2,389             $2,958
   Current portion of deferred income and deferred gain
     on sale and leaseback                                                   11,176                10,883             10,609
   Accounts payable, trade                                                   23,153                20,396             38,919
   Accrued income taxes                                                       1,587                   541                418
   Accrued payroll and related items                                          4,302                 7,183              5,777
   Other current liabilities                                                  6,300                 5,863              6,596
                                                                          ---------             ---------           --------
     Total current liabilities                                               48,872                47,255             65,277
                                                                          ---------             ---------           --------

LONG-TERM LIABILITIES:
   Long-term mortgage debt                                                   21,454                21,462             27,774
   Deferred income and deferred gain on sale
     and leaseback                                                           13,106                12,213             11,349
                                                                          ---------             ---------           --------
     Total long-term liabilities                                             34,560                33,675             39,123
                                                                          ---------             ---------           --------

MINORITY INTEREST                                                            12,119                    --                 --
                                                                          ---------             ---------           --------

SHAREHOLDERS' EQUITY:
   Common stock                                                                 295                   294                293
   Paid-in capital                                                          138,700               135,775            134,985
   Retained earnings                                                        248,699               240,898            234,332
   Treasury stock                                                          (161,622)             (162,762)          (157,266)
                                                                          ---------             ---------           --------
   Total shareholders' equity                                               226,072               214,205            212,344
                                                                          ---------             ---------           --------

     Total liabilities and shareholders' equity                           $ 321,623             $ 295,135           $316,744
                                                                          =========             =========           ========

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